EXHIBIT 32
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              Certification Pursuant to Section 1350 of Chapter 63
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                      Of Title 18 of the United States Code
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     I, Clyde Wm. Engle, Chief Executive, Financial and Accounting Officer of
NRG, Incorporated, certify that (i) NRG, Incorporated's report on Form 10-Q for the quarterly period ending June 30, 2003, fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in NRG, Incorporated's report on Form 10-Q for the quarterly period ending June 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of NRG, Incorporated.






                                    /s/ CLYDE WM. ENGLE
                                    -------------------
                                    Clyde Wm. Engle
                                    Chairman, Chief Executive,
                                    Financial and Accounting
                                    Officer and Director

         Date:  August 13, 2003